UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 5, 2016

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On July 5, 2016, Sanchez Energy Corporation (the “Company”) and SN Midstream, LLC (the “Seller”), a wholly owned subsidiary of the Company, entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Sanchez Production Partners LP (the “Buyer”), pursuant to which the Buyer purchased all of the Seller’s issued and outstanding membership interests in Carnero Gathering, LLC (the “Gathering”) for an initial payment of approximately $37 million and the assumption of remaining capital commitments to Gathering, which are estimated at approximately $7.4 million (the “Transaction”).  In addition, the Buyer is required to pay the Seller a monthly earnout based on gas received at Gathering’s receipt points from SN Catarina, LLC, a wholly owned subsidiary of the Company, and gas delivered and processed at the Raptor Plant (as defined below) by other producers.  The membership interests disposed of constitute 50% of the outstanding membership interests in Gathering, with the other 50% of the membership interests of Gathering being owned by TPL SouthTex Processing Company LP.  Gathering is developing and constructing a gas gathering pipeline from an interconnection in Webb County, Texas to interconnection(s) with a gas processing facility (the “Raptor Plant”) being developed and constructed by Carnero Processing, LLC.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for these types of transactions.  Such representations, warranties, covenants, indemnifications and other provisions were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the actual state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Antonio R. Sanchez, III is the Company’s Chief Executive Officer and is a member of the board of directors of both the Company and of the general partner of the Buyer.  Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both the Company and the Buyer.  Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of the Company and both are officers and directors of SOG.  Patricio D. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III, is an officer of SOG and an officer and director of the general partner of the Buyer.  Eduardo A. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III and Patricio D. Sanchez, is the Company’s President, a director of the general partner of the Buyer and an officer of SOG.  Antonio R. Sanchez, Jr., Antonio R. Sanchez, III, Patricio D. Sanchez and Eduardo A. Sanchez all directly or indirectly own certain equity interests in the Company, the Buyer, the Buyer’s general partner and SOG.  The purchase price for the acquisition was determined through arm’s length negotiations between the general partner of the Buyer and the Company, including independent committees of both entities.

The Transaction was reviewed and approved by the board of directors of the Company following review and approval by the board’s audit committee, which is composed entirely of independent directors.  Johnson Rice & Company L.L.C. acted as sole financial advisor to the audit committee of the board of directors of the Company.  Richards, Layton & Finger, P.A. served as counsel to the audit committee and Akin Gump Strauss Hauer & Feld LLP represented the Company in connection with the negotiation for the Transaction.

Item 7.01. Regulation FD Disclosure

On July 5, 2016, the Company issued a press release relating to the Transaction.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits
2.1	Purchase and Sale Agreement, dated as of July 5, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP*

99.1	Press release, dated July 5, 2016

*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: July 5, 2016	By:	/s/ Garrick A. Hill
Garrick A. Hill
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibits
2.1	Purchase and Sale Agreement, dated as of July 5, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP*

99.1	Press release, dated July 5, 2016

*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.

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